Exhibit 99.1

Kraton Corporation Announces Amendment and Extension to ABL Credit Facility

HOUSTON, December 3, 2020 /PRNewswire/ — Kraton Corporation (NYSE: KRA), a leading global sustainable producer of specialty polymers and high-value biobased products derived from pine wood pulping co-products, today announced that it has entered into an amendment to its senior secured asset-based revolving credit facility (“ABL Facility”). The amendment extends the maturity date of the ABL Facility from January 2023 to December 2025 and provides for a $50 million increase in aggregate commitment to $300 million. Availability under the amended ABL Facility is subject to a borrowing base, supported by inventory and receivables. The ABL Facility has a $100 million uncommitted accordion feature which, subject to satisfaction of specific terms and conditions, would provide for increased availability under the credit facility. Although general terms and conditions of the ABL Facility have not changed, terms of the amended ABL Facility reflect a 50 basis point reduction in the borrowing margin along with a 75 basis point decrease in floor rate for amounts outstanding and borrowed under the facility. The amendment also provides for a 12.5 basis point reduction in the unused line fee for available committed amounts with no outstanding borrowings under the facility.

“The newly-secured five year term on our ABL Facility provides Kraton with long-term access to liquidity, while the increased borrowing availability and improved pricing for amounts outstanding under the facility further enhances our overall financial flexibility,” said Atanas H. Atanasov, Kraton’s Executive Vice President and Chief Financial Officer. “We are grateful to our bank group for their continued support and their ongoing confidence in Kraton.”

The ABL Facility is provided by a syndicate of banks with Bank of America, N.A. as Administrative Agent, Collateral Agent and Security Trustee.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in this press release that are not historical statements, including statements regarding the Company’s financial flexibility are forward-looking statements. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in Kraton’s most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q and in other filings made by Kraton with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: Kraton’s ability to repay or re-finance its indebtedness; Kraton’s reliance on third parties for the provision of significant operating and other services; health epidemics or pandemics such as COVID-19 (including governmental and regulatory actions relating thereto); conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and we assume no obligation to publicly update or revise such forward-looking statements in light of new information or future events.

ABOUT KRATON

Kraton Corporation (NYSE “KRA”) is a leading global producer of specialty polymers and high-value performance products derived from renewable resources. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving and roofing products. As the largest global provider in the pine chemicals industry, the company’s pine-based specialty products are sold into adhesive, road and construction and tire markets, and it produces and sells a broad range of performance chemicals into markets that include fuel additives, oilfield chemicals, coatings, metalworking fluids and lubricants, inks and mining. Kraton offers its products to a diverse customer base in over 70 countries worldwide. Kraton, the Kraton logo and design are all trademarks of Kraton Corporation or its subsidiaries or affiliates.

For Further Information:

H. Gene Shiels 281-504-4886